    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES SECOND QUARTER 2026 RESULTS
Delivered 10.9% RASM growth, driven by continued demand strength and commercial actions
Re-established full-year 2026 outlook, supported by improved visibility into the second half
Introduced a 2028 EPS target of at least $1.00 per share
NEW YORK (July 28, 2026) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the second quarter of 2026.
“Two years into JetForward, we’re encouraged by the progress we’re making and the results we’re driving across the business,” said Joanna Geraghty, JetBlue’s chief executive officer. “Our second quarter performance reflects the strength of our JetForward strategy and the focused execution of our crewmembers, as strong customer demand and our decisive actions enabled us to recover fuel costs more quickly than we anticipated.”

“This momentum reinforces our confidence that we're strengthening the foundation for a more profitable JetBlue. Reflecting the progress we're making and the earnings trajectory we see ahead, today we're introducing a long-term financial target of at least $1.00 in earnings per share for 2028 as we continue on the path toward restoring sustained profitability.”

JetForward Continues to Deliver Measurable Results
JetForward continues to deliver meaningful value across the business. Through June 2026, the airline's transformation strategy has generated $470 million of cumulative incremental EBIT (1) and remains on track to deliver its previously announced $850 - $950 million annual incremental EBIT benefit by year-end 2027.
•Reliable & Caring Service
◦Continued to improve operational performance and the customer experience in Q2 via reliability initiatives, with A14 increasing ~1 point and Net Promoter Score improving 5 points year-over-year during the quarter.
•Best East Coast Leisure Network
◦Accelerated long-term growth in Fort Lauderdale, delivering 11% YoY RASM growth in the second quarter despite nearly 40% capacity growth. Updated flight schedules to enhance connectivity through a more structured bank schedule and deliver more than 150 daily departures this winter.
◦Advanced Blue Sky, introducing reciprocal loyalty benefits to further improve customers' expanded ability to earn and redeem TrueBlue® points across a broader network.
•Products & Perks Customers Value
◦Expanded JetBlue's merchandising capabilities, with EvenMore® point redemptions, Preferred Seating and the refreshed premium co-branded credit card continuing to outperform expectations.
◦JetBlue's premium experiences continued to earn awards, including BlueHouseTM recognition, and its Mint® experience earning the highest-ranking in customer satisfaction among first/business passengers for a second consecutive year in the JD Power 2026 North America Airline Satisfaction Study.
•A Secure Financial Future
◦Improved crewmember productivity through enhanced digital tools, and modernized technology infrastructure to drive better scalability and reliability at a lower cost.
◦Improved fuel efficiency through advanced flight planning and routing, real-time data, predictive analytics, and operational decision support.
◦Expanded AI and data science-enabled capabilities to improve planning, automate decision-making, and better manage disruptions.

JetForward's initiatives continue to progress, led by BlueFirstTM, our new domestic first class product, which is expected to begin sales this fall. As these initiatives mature, JetBlue expects JetForward benefits to continue building beyond 2027, reaching approximately $1.2 billion of annual incremental EBIT in 2028. Based on this planned trajectory, the airline introduced a long-term financial target for 2028 EPS of at least $1.00 per share assuming continued demand strength and an average $3.00 per gallon jet fuel price in 2028.

Second Quarter 2026 Financial Results
•Recaptured nearly 50% of higher fuel costs during the second quarter, exceeding expectations.
•Second quarter 2026 system capacity increased by 3.2% year-over-year, within our revised guidance (2) range of 2.0% to 4.0%.
•Operating revenue of $2.7 billion for the second quarter of 2026, an increase of 14.5% year-over-year.
•Operating revenue per available seat mile ("RASM") increased 10.9% year-over-year, near the better end of our revised guidance range, supported by strong demand across nearly all products and geographies.
•Operating expense per available seat mile ("CASM") for the second quarter of 2026 increased 17.0% year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (3) for the second quarter of 2026 increased 2.4% year-over-year, 1.6 points better than the mid-point of revised guidance.
•Average fuel price in the second quarter of 2026 of $4.23 per gallon, $1.83 higher year-over-year, or approximately 76%.
•Capital expenditures, including predelivery deposits, in the second quarter totaled $234 million.
Second Quarter 2026 Commercial and Financial Highlights
•Premium RASM increased approximately 13%, complemented by 11% Main Cabin RASM growth, reflecting broad-based demand strength across the product portfolio.
•Loyalty revenue increased 13% year over year, supported by record co-brand account engagement, a nearly 40% increase in new premium card acquisitions and a 21% increase in loyalty cash remuneration.
•Introduced ClarityPay, expanding flexible payment options that provide more customers the opportunity to experience JetBlue's award-winning product.
•Building on the success of JetBlue's inaugural BlueHouseTM at JFK, recently awarded #1 'Best Airport Lounge of 2026' by Newsweek Readers' ChoiceTM Awards. Boston BlueHouseTM remains on track to open this summer.
Pratt & Whitney Agreement
•Secured Pratt & Whitney credits toward future goods and services related to GTF settlements through calendar year 2025.
Outlook
“Our commercial initiatives continued to gain traction in the second quarter, strengthening our visibility into the back half of the year,” said Marty St. George, JetBlue’s president. “Strong demand across our product portfolio, combined with continued JetForward execution and the ongoing progress of Blue Sky and BlueFirstTM, reinforces our confidence in the outlook and the momentum building across the business.”

Third Quarter and Full Year 2026 Outlook	Estimated 3Q 2026	Estimated FY 2026
Available Seat Miles ("ASMs") Year-Over-Year	3.0% - 6.0%	1.5% - 3.5%
RASM Year-Over-Year	12.5% - 16.5%	10.0% - 12.5%
CASM Ex-Fuel (3) Year-Over-Year	2.5% - 4.5%	2.0% - 4.0%
Fuel Price per Gallon (4)	$3.49	$3.49
Adjusted Operating Margin (3)	-	(2.0%) - (5.0%)
Interest Expense	-	~$590 million
Capital Expenditures (5)	~$300 million	~$850 million
“Our second quarter results demonstrate the progress we're making on the levers within our control,” said Ursula Hurley, JetBlue’s chief financial officer. “Supported by strong revenue performance, disciplined capacity and continued cost execution, we expect second-half operating margin to improve by approximately 3.5 points year-over-year. The progress we are building supports JetBlue’s path to sustained profitability, meaningful earnings growth and long-term value creation for our shareholders.”
Earnings Call Details
JetBlue will hold a conference call to discuss its quarterly earnings today, July 28, 2026 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the airline's website for at least 30 days.
For further details, see the second quarter 2026 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
Our estimated effective tax rate is ~6% for the third quarter and full year 2026, primarily reflecting a non-cash impact from a valuation allowance included in our forecasted annual effective tax rate.
(1)Management reviews the estimated amount of earnings before interest and taxes attributable to JetForward initiatives within a given period to evaluate progress against our financial and operational targets. Cumulative incremental EBIT reflects the estimated impact of strategic initiatives on profitability, such as partnerships, fleet optimization, network changes, and cost reduction programs.
(2)Revised guidance as of June 1, 2026.
(3)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(4)Fuel price estimate utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread as of July 10, 2026 to calculate fuel price. Includes fuel taxes and other fuel fees.
(5)Capital expenditures exclude one Airbus A321neo XLR, which JetBlue expects to sell following delivery of the aircraft.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Earnings Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook, goals, and future results of operations and financial position, including our intended path to profitability, positive free cash flow, earnings targets and related assumptions, any expected headwinds or tailwinds, fuel prices and volatility, demand, our use of artificial intelligence, our aircraft fleet, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, such as our JetForward initiatives, our Blue Sky collaboration, BlueFirstTM product launch, expected growth opportunities at select airports, our financing arrangements and potential implications thereof on our business, our sustainability initiatives, the impact of industry conditions, our ability to adjust pricing in response to changes in fuel costs or demand, and the related impacts on our business. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many important factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near-term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs, including those that impact commercial aircraft and related parts imported from outside the United States; the outcome of current or future legal proceedings or regulatory actions; risks associated with stockholder activism; risks associated with cybersecurity and privacy, including potential disruptions to our information technology systems or information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; possible failure to comply with financial and other debt covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; limits on our ability to use certain tax attributes; risks associated with our development and use of AI-powered solutions; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal government shutdowns, federal budget constraints or federally imposed furloughs; increasing scrutiny of, and evolving expectations regarding, environmental matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic or geopolitical conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward- looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31,

2025, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
(percent changes based on unrounded numbers)	2026	2025	Percent Change		2026	2025	Percent Change
OPERATING REVENUES
Passenger	$2,487	$2,179	14.1		$4,535	$4,149	9.3
Other	210	177	18.6		402	347	15.6
Total operating revenues	2,697	2,356	14.5		4,937	4,496	9.8

OPERATING EXPENSES
Aircraft fuel	911	504	80.7		1,484	1,015	46.2
Salaries, wages and benefits	875	852	2.7		1,771	1,714	3.3
Landing fees and other rents	183	171	7.1		352	330	6.6
Depreciation and amortization	183	171	6.9		362	339	6.7
Aircraft rent	15	20	(23.7)		30	39	(23.4)
Sales and marketing	88	76	14.9		160	147	9.4
Maintenance, materials and repairs	204	198	3.1		398	389	2.3
Special items	—	24	(99.4)		—	24	(99.4)
Other operating expenses	379	334	13.4		745	667	11.7
Total operating expenses	2,838	2,350	20.8		5,302	4,664	13.7

OPERATING INCOME (LOSS)	(141)	6	NM	(1)	(365)	(168)	NM

Operating margin	(5.2)%	0.3%	(5.5)	pts.	(7.4)%	(3.7)%	(3.7)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(147)	(147)	0.4		(291)	(295)	(1.3)
Interest income	17	33	(47.3)		40	71	(43.5)
Capitalized interest	1	3	(63.0)		2	6	(64.3)
Gain on investments, net	1	3	(65.5)		4	4	(5.4)
Other	(2)	8	NM		3	17	(78.9)
Total other expense	(130)	(100)	29.4		(242)	(197)	(22.5)

LOSS BEFORE INCOME TAXES	(271)	(94)	NM		(607)	(365)	66.1

Pre-tax margin	(10.0)%	(4.0)%	(6.0)	pts.	(12.3)%	(8.1)%	(4.2)	pts.

Income tax benefit	24	20	19.4		41	83	(50.8)

NET LOSS	$(247)	$(74)	NM		$(566)	$(282)	NM

LOSS PER COMMON SHARE
Basic	$(0.66)	$(0.21)			$(1.51)	$(0.79)
Diluted	$(0.66)	$(0.21)			$(1.51)	$(0.79)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	375.9	361.3			373.6	357.9
Diluted	375.9	361.3			373.6	357.9
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
(percent changes based on unrounded numbers)	2026	2025	Percent Change		2026	2025	Percent Change
Revenue passengers (thousands)	10,479	9,973	5.1		19,809	19,237	3.0
Revenue passenger miles (RPMs) (millions)	14,192	13,627	4.1		26,798	26,228	2.2
Available seat miles (ASMs) (millions)	17,170	16,634	3.2		32,511	32,242	0.8
Load factor	82.7%	81.9%	0.8	pts.	82.4%	81.3%	1.1	pts.
Aircraft utilization (hours per day) (1)	10.2	10.2	(0.2)		9.8	10.0	(2.0)

Average fare	$237.38	$218.52	8.6		$228.95	$215.66	6.2
Yield per passenger mile (cents)	17.53	15.99	9.6		16.92	15.82	7.0
Passenger revenue per ASM (cents)	14.49	13.10	10.6		13.95	12.87	8.4
Operating revenue per ASM (cents)	15.71	14.17	10.9		15.19	13.95	8.9
Operating expense per ASM (cents)	16.53	14.13	17.0		16.31	14.47	12.7
Operating expense per ASM, excluding fuel (cents) (2)	11.12	10.86	2.4		11.63	11.15	4.4

Departures	81,647	78,809	3.6		154,167	153,562	0.4
Average stage length (miles)	1,300	1,309	(0.7)		1,302	1,303	(0.1)
Average number of operating aircraft during period (1)	294	286	2.8		292	287	1.7
Average fuel cost per gallon	$4.23	$2.40	76.3		$3.63	$2.48	46.2
Fuel gallons consumed (millions)	215	210	2.5		408	408	—
Fuel efficiency (ASMs per fuel gallon)	80	79	0.7		80	79	0.8
Average number of full-time equivalent crewmembers	19,847	18,956	4.7		19,647	19,050	3.1

(1) Includes aircraft temporarily removed from service, including four aircraft impacted by the Pratt & Whitney engine groundings.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	June 30, 2026	December 31, 2025
	(unaudited)
Cash and cash equivalents	$1,656	$1,946
Total investment securities	512	531
Total assets	16,371	16,570
Total debt	8,478	8,498
Stockholders' equity	1,587	2,120

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED CASH FLOWS DATA
(in millions)
	Six Months Ended June 30,
	2026		2025
	(unaudited)
Capital expenditures and pre-delivery deposits for flight equipment	$(375)	(1)	$(496)

(1) Capital expenditures and pre-delivery deposits for 2026 consisted of $141 million in Q1 2026 and $234 million in Q2 2026, totaling $375 million year-to-date.

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.

With respect to JetBlue's CASM Ex-Fuel (1) and Adjusted Operating Margin (2) guidance, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as interest rates and fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.

(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.
(2) Adjusted Operating Margin is a non-GAAP measure that excludes special items.

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as Paisly and JetBlue Technology Ventures (JBV), and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
For the three and six months ended June 30, 2026, there were no special items.
For each of the three and six months ended June 30, 2025, special items included voluntary opt-out costs.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses (GAAP measure) to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended June 30,
	$			Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2026	2025	Percent Change	2026	2025	Percent Change
Total operating expenses	$2,838	$2,350	20.8	16.53	14.13	17.0
Less:
Aircraft fuel	911	504	80.7	5.31	3.03	75.1
Other non-airline expenses	18	16	10.1	0.10	0.10	6.6
Special items	—	24	(99.4)	—	0.14	(99.4)
Operating expenses, excluding fuel	$1,909	$1,806	5.7	11.12	10.86	2.4

NON-GAAP FINANCIAL MEASURE RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
	Six Months Ended June 30,
	$			Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2026	2025	Percent Change	2026	2025	Percent Change
Total operating expenses	$5,302	$4,664	13.7	16.31	14.47	12.7
Less:
Aircraft fuel	1,484	1,015	46.2	4.56	3.15	45.0
Other non-airline expenses	36	32	11.8	0.12	0.10	10.9
Special items	—	24	(99.4)	—	0.07	(99.4)
Operating expenses, excluding fuel	$3,782	$3,593	5.3	11.63	11.15	4.4

Operating Expense, Operating Income (Loss), Operating Margin, Pre-tax Loss, Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items and Gain on Investments
For the three and six months ended June 30, 2026, there were no special items.
For each of the three and six months ended June 30, 2025, special items included voluntary opt-out costs.
Certain gains on our investments, net were also excluded from our June 30, 2026 and 2025 non-GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN ON INVESTMENTS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except percentages)	2026	2025	2026	2025
Total operating revenues	$2,697	$2,356	$4,937	$4,496

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,838	$2,350	$5,302	$4,664
Less: Special items	—	24	—	24
Total operating expenses excluding special items	$2,838	$2,326	$5,302	$4,640
Percent change	22.0%		14.3%

RECONCILIATION OF OPERATING INCOME (LOSS)
Operating income (loss)	$(141)	$6	$(365)	$(168)
Add back: Special items	—	24	—	24
Operating income (loss) excluding special items	$(141)	$30	$(365)	$(144)

RECONCILIATION OF OPERATING MARGIN
Operating margin	(5.2)%	0.3%	(7.4)%	(3.7)%

Operating income (loss) excluding special items	$(141)	$30	$(365)	$(144)
Total operating revenues	2,697	2,356	4,937	4,496
Adjusted operating margin	(5.2)%	1.3%	(7.4)%	(3.2)%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(271)	$(94)	$(607)	$(365)
Add back: Special items	—	24	—	24
Less: Gain on investments, net	1	3	4	4
Loss before income taxes excluding special items and gain on investments	$(272)	$(73)	$(611)	$(345)

RECONCILIATION OF PRE-TAX MARGIN
Pre-tax margin	(10.0)%	(4.0)%	(12.3)%	(8.1)%

Loss before income taxes excluding special items and gain on investments	$(272)	$(73)	$(611)	$(345)
Total operating revenues	2,697	2,356	4,937	4,496
Adjusted pre-tax margin	(10.1)%	(3.1)%	(12.4)%	(7.7)%

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN ON INVESTMENTS
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except percentages)	2026	2025	2026	2025
RECONCILIATION OF NET LOSS
Net loss	$(247)	$(74)	$(566)	$(282)
Add back: Special items	—	24	—	24
Less: Income tax benefit related to special items	—	6	—	6
Less: Gain on investments, net	1	3	4	4
Less: Income tax expense related to gain on investments, net	(1)	(1)	(1)	(1)
Net loss excluding special items and gain on investments	$(247)	$(58)	$(569)	$(267)

CALCULATION OF LOSS PER SHARE
Loss per common share
Basic	$(0.66)	$(0.21)	$(1.51)	$(0.79)
Add back: Special items	—	0.07	—	0.07
Less: Income tax benefit related to special items	—	0.02	—	0.02
Less: Gain on investments, net	—	—	0.01	0.01
Less: Income tax expense related to gain on investments, net	—	—	—	—
Basic excluding special items and gain on investments	$(0.66)	$(0.16)	$(1.52)	$(0.75)

Diluted	$(0.66)	$(0.21)	$(1.51)	$(0.79)
Add back: Special items	—	0.07	—	0.07
Less: Income tax benefit related to special items	—	0.02	—	0.02
Less: Gain on investments, net	—	—	0.01	0.01
Less: Income tax expense related to gain on investments, net	—	—	—	—
Diluted excluding special items and gain on investments	$(0.66)	$(0.16)	$(1.52)	$(0.75)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com